EXHIBIT 5.1

                                                 HARRIS
                                                 BEACH &
                                                 WILCOX

                                                 A LIMITED LIABILITY PARTNERSHIP

                                                 ATTORNEYS AT LAW
                                                 THE GRANITE BUILDING
                                                 130 EAST MAIN STREET
                                                 ROCHESTER, N.Y.  14604-1687
                                                 (716) 232-4440


November 4, 1999




Tompkins Trustco, Inc.
The Commons
Ithaca, New York 14850

         Re:      TOMPKINS TRUSTCO, INC.
                  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         You have requested our opinion in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by Tompkins Trustco, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's shares of Common Stock (the "Shares"),) that may be issued in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated July 30, 1999 between the Company and Letchworth Independent Bancshares (the Merger Agreement). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, Certificates of Public Officials and Officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

         Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that the Shares will be, upon issuance by the Company in the manner set forth in the Merger Agreement, legally issued, fully paid and non-assessable.

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         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

         The opinions set forth above are limited to the laws of the state of New York and the federal laws of the United States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                              Very truly yours,

                                              HARRIS BEACH & WILCOX, LLP



                                              By:/s/ THOMAS E. WILLETT
                                                 -------------------------------
                                                 Thomas E. Willett
                                                 Member of the Firm